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                                                                     EXHIBIT 3.2

                                RESTATED BY-LAWS

                                       OF

                          MORRISON KNUDSEN CORPORATION

                         (Restated as of April 1, 1995)



                                    OFFICES.

          1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

          The corporation may also have an office in the City of Boise, Ada County, State of Idaho, and offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                      SEAL.

          2. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                             STOCKHOLDERS' MEETINGS.

          3. All meetings of the stockholders shall be held at the office of the corporation in the City of Wilmington, State of Delaware, or in the City of Boise, State of Idaho, or at such other places as the Board of Directors may from time to time appoint.

          4. An annual meeting of stockholders shall be held the first Friday in May, the exact date, time and place to be fixed by resolution of the Board of Directors, when they shall elect by a plurality vote, by ballot, the members of that class of the Board of Directors whose terms expire coincident with such annual meeting as provided in Article SIXTH of the Certificate of Incorporation, and transact such other business as may properly be brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely

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notice thereof in writing to the Secretary.  To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive office of the corporation, not less than 50 days nor more than 75 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Section 4 and Section 12(b) of these By-laws, public notice or disclosure shall be deemed to first be given when disclosure of such date of the meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 4; PROVIDED, HOWEVER, that nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of these By-Laws, and if he should so determine and declare, any such business not properly brought before the meeting shall not be transacted.

          5. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or these By-Laws. If, however, such majority shall not be present or represented at any meeting, including an adjourned meeting, of the stockholders, the stockholders entitled to vote thereat, and present in person or by proxy, shall have the power to adjourn the meeting. When a meeting is adjourned to another date or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          6. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument authorized by such stockholder and bearing a date not more than three years prior to said


BY-LAWS - Page 2

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meeting, unless said instrument provides for a longer period.  The vote for directors, and upon the demand of any stockholder, the vote upon any questions before the meeting, shall be by ballot. All proxies, ballots and voting tabulations that identify shareholders shall be kept confidential, except when disclosure is mandated by the laws of the State of Delaware or is expressly requested by a shareholder, or during any contested election or vote of stockholders.

          7. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock ledger of the corporation at least ten days prior to the meeting.

          8. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by an independent inspector of election and not an employee of the Corporation. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          9. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board, and shall be called by the chairman of the board or secretary at the request in writing of a majority of the Board of Directors, which request shall state the purpose or purposes of the proposed meeting.

          10. Business transacted at all special meetings shall be confined to the objects stated in the call.

          11. Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, not less than ten nor more than sixty days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.

                                   DIRECTORS.

          12. (a) The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a resolution of a majority of the Board of Directors, subject to the provisions of Article SIXTH of the Certificate of Incorporation. The directors, other than those who may be elected by a class or series of preferred stock, shall be divided into three classes, as nearly equal in number as possible, as provided in Article SIXTH, in the manner determined by a resolution of a majority of the Board of Directors. The initial Board of Directors shall consist of ten directors and shall be divided into three classes, the first class to consist of four directors to hold office initially for a term


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expiring at the annual meeting of stockholders to be held in 1985, the second class to consist of three directors to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1986, and the third class to consist of three directors to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987. Any director other than those directors who may be elected by any class or series of preferred stock may be removed for cause, but only for cause, at any time, by the affirmative vote of at least a majority of the stock represented and entitled to vote at any regular or special meeting of stockholders provided that written notice of the proposed removal is contained in the notice of such meeting, and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting, or if the stockholders fail to fill such vacancy, by the Board of Directors.

               (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of the Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or by a stockholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in these By-Laws. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days nor more than 75 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (D) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14A under the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (A) the name and record address of the stockholder and (B) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine and declare, the defective nomination shall be disregarded.

          13. The directors may hold their meetings at the City of Boise, Ada County, State of Idaho, and at such other places within or without the states of Idaho or Delaware as the Board of Directors may determine, and may have one or more offices and keep the


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books of the corporation outside of Delaware, at the office of the corporation in the City of Boise, State of Idaho or at such other places as they may from time to time determine.

          14. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                                   COMMITTEES.

          15. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in these By-Laws, shall have and may exercise to the fullest extent permitted by law the powers of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these By-Laws or as may be determined from time to time by resolution adopted by the Board of Directors.

          16. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                           COMPENSATION OF DIRECTORS.

          17. Compensation for directors, if any, and policy for reimbursement of expenses for directors shall be fixed by resolution of the Board. Directors shall not be precluded from serving the Corporation in any other capacity and receiving compensation therefor.

          18. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                             MEETINGS OF THE BOARD.

          19. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization and the transaction of other business. Notice of each such meeting is hereby considered to have been given.

          20. Regular meetings, other than the aforesaid organizational meeting, shall be held without call at such times as shall from time to time be determined by the Board of Directors. Notice of each and all such regular meetings is considered to have been given.

          21. (a) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board or if he is absent or unable to, or refuses to act, by the president, any vice president or by any two directors.


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               (b)  Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or by telegram at least three days prior to the holding of the meeting.

          22. At all meetings of the Board, no less than one-third of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws; provided, however, that in the absence of a quorum a majority of the directors present at any meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors. The transactions of any meeting of the Board of Directors, whether or not called or noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the time stated therein, each director not present signs a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting to which they respectively relate.

          23. Any meeting, regular or special, of the Board of Directors (or any meeting of any committee of the Board of Directors designated pursuant to the provisions of these By-Laws) may be participated in by any director or directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

                                    OFFICERS.

          24. The principal officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer and a controller. The Board may at its discretion elect one or more assistant secretaries, assistant treasurers, and assistant controllers, and such other subordinate officers as it may deem appropriate; and the chairman of the board or the chief executive officer may appoint additional subordinate officeholders, who shall not be corporate officers, to such positions, with such limited authority and such titles, as the chairman of the board or the chief executive officer may determine. Any person may hold two or more offices except the offices of president and secretary.

          25. The principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board following the stockholders' annual meeting, or as soon thereafter as is conveniently possible, and vacancies occurring shall be filled from time to time by the Board of Directors. Subordinate officers appointed by the Board may be chosen from time to time and shall hold office for such period, have such authority and perform such duties as may be provided in these By-Laws or as the Board may from time to time determine. Subordinate officeholders may be appointed from time to time by the chairman of the board or president in accordance with Section 24 of these By-Laws and shall hold office for such period, and have such authority and title, and perform such duties as may be designated by the chairman of the board or president; provided that such


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subordinate officeholders shall not have or perform authorities or duties co-
extensive with the authorities or duties of principal or subordinate officers chosen by the Board of Directors.

          26. The salaries of all principal officers shall be fixed by the Board of Directors. The salaries of all subordinate officers and subordinate officeholders shall be fixed by the chairman of the board.

          27. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

                             CHAIRMAN OF THE BOARD.

          28. The chairman of the board shall preside at all meetings of the Board of Directors and the stockholders and shall see that all orders and resolutions of the Board of Directors and its committees are carried into effect. The position of the chairman of the board shall be distinct from the that of the president of the corporation and no one individual shall hold both positions at the same time. Except as limited by resolution of the Board of Directors, the chairman of the board shall have authority to execute all contracts, bonds, mortgages and other instruments of the corporation and, where such instruments require a seal, shall execute under the seal of the corporation.

                                   PRESIDENT.

          29. Subject to the control and direction of the Board of Directors, the president shall be the chief executive officer of the corporation and shall have general supervision of the business, property, operations, policies and affairs of the corporation and authority over all of its other officers and employees. The position of the president shall be distinct from that of the chairman of the board of the corporation and no one individual shall hold both positions at the same time. Except as may be limited by resolution of the Board of Directors, the president shall have authority to execute all contracts, bonds, mortgages and other instruments of the corporation and, where such instruments require a seal, shall execute under the seal of the corporation.

                      SECRETARY AND ASSISTANT SECRETARIES.

          30. (a) The secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the chairman of the board. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any


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instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the treasurer.

               (b) The assistant secretaries shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the Board of Directors shall prescribe.

                       TREASURER AND ASSISTANT TREASURERS.

          31. (a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors.

               (b) He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the chairman of the board and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

               (c) He shall give the corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

               (d) The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

                      CONTROLLER AND ASSISTANT CONTROLLERS.

          32. (a) The controller shall be the chief accounting officer of the corporation. He shall keep or cause to be kept all books of accounts and accounting records of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director. He shall prepare or cause to be prepared appropriate financial statements for the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the chairman of the board or the By-Laws.


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               (b)  The assistant controllers in the order of their seniority shall, in the absence or disability of the controller, perform the duties and exercise the powers of the controller, and shall perform such other duties as the Board of Directors shall prescribe.

                                   VACANCIES.

          33. If the office of any director becomes vacant by reason of his death, resignation, retirement, disqualification, removal from office or otherwise, the remaining directors, though less than a quorum, shall choose a successor who shall hold office for the remainder of the term of the director to whose office he succeeds and until a successor shall have been duly elected or the Board of Directors may reduce the number of members who make up the whole Board.

                      DUTIES OF OFFICERS MAY BE DELEGATED.

          34. In case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them of such officer to any other officer, or to any director, provided, a majority of the entire Board concurs therein.

                             CERTIFICATES OF STOCK.

          35. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares. The designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof and the qualifications, limitations, or restrictions on such preferences or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such stock; provided that in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions on such preferences or rights.

                               TRANSFERS OF STOCK.

          36. Transfers of stock shall be made on the books of the corporation only upon due authorization of the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

                                  RECORD DATE.

          37. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance,


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a record date, which shall not be more than sixty nor less than ten days before the date of such meeting.

                            REGISTERED STOCKHOLDERS.

          38. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

                                LOST CERTIFICATE.

          39. Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate; a new certificate of the same class and number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the directors, it is proper to do so.

                              INSPECTION OF BOOKS.

          40. Subject to the provisions of Delaware law, the directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                     CHECKS.

          41. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate, or by such employees of the corporation as the chairman of the board shall designate with the approval of the Board.

                                  FISCAL YEAR.

          42. The fiscal year shall begin the first day of January and shall end the last day of December of each year.

                                   DIVIDENDS.

          43. (a) Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of


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Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock.

               (b) Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation.

                                    NOTICES.

          44. (a) Whenever under the provisions of these By-Laws, notice is required to be given to any director, officer, or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid, sealed wrapper, addressed to such stockholder, officer, or director at such address as appears on the books of the corporation, or in default of other address, to such director, officer, or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

               (b) Any stockholder, director, or officer may waive any notice required to be given under these By-Laws.

              INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES.

          45. The corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

                                   AMENDMENTS.

          46. These By-Laws may be changed, altered, amended or repealed, in whole or in part, by the affirmative vote of at least two-thirds of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders, provided that written notice of the proposed change, alteration, amendment or repeal is contained in the notice of the meeting, or by the affirmative vote of at least two-thirds of the total membership of the Board of Directors at any regular or special meeting of the Board of Directors.


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